UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): November 30, 2020

PREMIER HOLDING CORPORATION

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-53824 (Commission File Number)	88-0344135 (IRS Employer Identification No.)

1382 Valencia, Unit F, Tustin, CA 92780

(Address of principal executive offices and zip code)

(949) 260-8070

(Registrant's telephone number including area code)

Not Applicable

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

A.	SEC Case

On November 30, 2020, in SEC vs. Premier Holding Corp., et. al, Case No. 8:18-cv-00813-CJC (the “Case”), the United States District Court for the Central District of California (the “Court”) entered an order against Premier Holding Corp. (“Premier,” the “Company,” or “We”) and our CEO, Randall Letcavage (the “Order”). In the Order, the Court granted the SEC’s motion for summary judgment against Premier and Mr. Letcavage for violations of Section 17(a) of the Securities Act and Section 10(b) of the Exchange Act and Rule 10b-5 thereunder. The Court’s Order also provides for a five (5) year officer and director and penny stock bar for Mr. Letcavage. The Court’s Order is not final and enforceable against the Company or Mr. Letcavage until the Court rules on the remaining issue of monetary relief. While it is unclear exactly when the Court will rule on the issue of monetary relief, it is expected to be sometime in January 2021.. Additionally, Premier and Mr. Letcavage intend to file a petition for an immediate appeal of the Order’s injunction and officer and director and penny stock bars against Mr. Letcavage and Premier Order with the Ninth Circuit Court of Appeals (the “Appeal”) since the Company and Mr. Letcavage believe that the Order was decided incorrectly as a matter of law.

Upon such timely filing of the Appeal, further proceedings in the Case will be stayed until the Ninth Circuit Court of Appeals decides whether to take the Appeal, and, if it does, the stay will remain in effect until the Appeal is decided, whose future date is not presently known. Accordingly, Mr. Letcavage intends to remain as CEO and Chairman of the Company unless the Appeal is denied or adjudicated against Premier and Mr. Letcavage by the Ninth Circuit Court of Appeals.

The order additionally provides for a permanent injunction against Premier and Mr. Letcavage from future violations of the federal securities laws. However, Premier and Mr. Letcavage intend to also appeal this portion of the order.

As previously disclosed by Premier in our public filings, including most recently in our quarterly report on Form 10-Q for the period ended June 30, 2018, the United States Securities and Exchange Commission filed a complaint in the United States District Court for the Central District of California on December 4, 2017, Case No. 8:18-cv-00813-CJC alleging multiple violations against Premier and our CEO, Mr. Randall Letcavage. Specifically, the SEC alleged that Mr. Letcavage violated (1) Section 17(a) of the Securities Act, (2) Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, and (3) Sections 13(a) and 13(b)(5) of the Exchange Act and Rules 13a-14 and 13b2-1 thereunder. It also alleged that Mr. Letcavage was liable (4) as a control person, pursuant to Section 20(a) of the Exchange Act, for Premier’s Section 10(b) and Rule 10b-5 violations and (5) for aiding and abetting Premier’s violations of Sections 17(a)(2) and 17(a)(3) of the Securities Act, Section 13(a) of the Exchange Act, and Sections 13(b)(2)(A) and 13(b)(2)(B) of the Exchange Act. Finally, the SEC alleged that Premier was liable for violating (1) Section 17(a) of the Securities Act of 1933 (“Securities Act”), (2) Section 10(b) of the Securities Exchange Act of 1934 (“Exchange Act”) and Rule 10b-5 thereunder, and (3) Sections 13(a), 13(b)(2)(A), and 13(b)(2)(B) of the Exchange Act and Rules 13a-1, 13a-11, and 13a-13 thereunder. In the Case, the Court had previously issued certain default and discovery sanctions against Premier and Mr. Letcavage.

Premier and Mr. Letcavage continue to vigorously deny the SEC’s allegations.

B.	Premier’s Late Filing of Certain Disclosure Forms.

The Company has not filed Forms 10K (Annual Report) and 10-Q (Quarterly Report) with the SEC since on or about the second quarter of 2018. Premier intends to file these Forms and become current in these filings in the future, although the precise date for such filings is presently unknown.

The Company reserves the right to amend or modify this form 8-K upon the receipt of additional information or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER HOLDING CORPORATION

By:	/s/ Randall Letcavage
Name:	Randall Letcavage
Title:	CEO

Dated: December 16, 2020

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